                                                                  Exhibit 1.1


                            J.P. MORGAN CHASE & CO.

                                       $

                               [Debt Securities]

                             UNDERWRITING AGREEMENT

                                                                          [Date]

[UNDERWRITERS]

c/o [Address]


Ladies and Gentlemen:

                  1. Introductory. J.P. Morgan Chase & Co., a Delaware
corporation (the "Company"), proposes to issue and sell $[   ] principal amount
of its [   ] Due [   ] (the "Securities"). The Securities will be issued under
an indenture dated as of [   ], (the "Indenture"), between the Company and
[       ], as Trustee. The Company hereby agrees with the several Underwriters named in Schedule A hereto (the "Underwriters") as follows:

                  2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

                  (a) A registration statement on Form S-3 (Nos. [   ] and
[    ]) relating to the Securities has been filed with the Securities and
Exchange Commission (the "Commission") and has become effective. Such Registration Statement (including all documents incorporated therein by reference), is hereinafter referred to as the "Registration Statement". As used herein, "Basic Prospectus" means the prospectus (including all documents incorporated therein by reference) relating to the Registration Statement, in the form in which such prospectus has most recently been filed, or transmitted for filing, with the Commission on or prior to the date hereof (but without regard to any prospectus supplements relating specifically to securities other than the Securities); and "Prospectus" means the Basic Prospectus together with the prospectus supplement (including all documents incorporated therein by reference) specifically relating to the Securities, as such prospectus supplement is first filed with the Commission on or after the date hereof pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"); provided, however, that if a previously unfiled form of prospectus with an issue date later than the issue date of the Basic Prospectus is to be filed with the Commission together with the prospectus supplement relating to the Securities, then "Prospectus" means such new form of prospectus (including all documents incorporated therein by reference) together with such prospectus supplement (including all documents incorporated therein by reference) as first filed with the Commission on or after the date hereof pursuant to Rule 424(b) under the Act.

                  (b) The Registration Statement (as of each effective date) conformed, the Registration Statement (as of the date hereof) conforms, and the Prospectus (when filed with the Commission) and any amendments and supplements to the Registration Statement or the Prospectus will conform, in all respects to the applicable requirements of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Rules and Regulations (as hereinafter defined); the Registration Statement (as of each effective date) did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Registration Statement (as of the date hereof) does not, and the Registration Statement, the Prospectus and any amendments or supplements to the Registration Statement or the Prospectus (at any time when a prospectus relating to the Securities is required to be delivered under the Act) will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements or omissions in any such documents based upon written information furnished to the Company by the Underwriters specifically for use therein.

                  (c) Any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing under the Exchange Act on or after the date hereof of any document deemed to be incorporated therein by reference.

         The "effective date" of the Registration Statement means (i) the date on which the Registration Statement initially became effective and (ii) the later of (A) the date on which the most recent post-effective amendment or amendments thereto became or become effective and (B) the date of filing of the Company's most recent Annual Report on Form 10-K. "Rules and Regulations" means the respective rules and regulations of the Commission under the Act, the Exchange Act and the Trust Indenture Act.

                  3. Purchase, Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase
from the Company, at a purchase price of [   ]% of the principal amount thereof,
plus accrued interest, if any, from [   ] to the Closing Date (as defined
below), the respective principal amounts of Securities set forth opposite the names of the Underwriters in Schedule A hereto.

                  The Company will deliver the Securities to [Lead Representative] for the respective accounts of the Underwriters, at the office of [The Chase Manhattan Bank, as Authenticating Agent, at 450 West 33rd Street, New York, New York], against payment of the purchase price by certified or official bank check or checks or wire transfer in federal funds drawn to the order of the Company, at the office of [the Company, 270 Park Avenue, New York,
New York, at 10:00 a.m.], New York time, on [   ], or at such other time not
later than seven full business days thereafter as you and the Company determine, such time being herein referred to as the "Closing Date". [The Securities so to be delivered will be issued in the form of one or more fully registered global securities, which will be deposited with, or in accordance with the instructions of, The Depository Trust Company, New York, New York (the "Depositary") and registered in the name of the Depositary's nominee.]

                  4. Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

                  5. Covenants of the Company. The Company covenants and agrees with the several Underwriters that:

                  (a) The Company will cause the Prospectus (or, if permitted by Rule 424(c) under the Act, the prospectus supplement relating to the Securities that forms a part thereof), properly completed, to be filed with the Commission pursuant to Rule 424(b)(2) (or, if applicable and consented to by you, Rule 424(b)(5)) within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus (other than a supplement relating solely to an offering of securities other than the Securities); the Company will also advise you promptly of the filing of any such amendment or supplement, and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting if issued.

                  (b) If at any time when a prospectus relating to the Securities is required to be delivered under the Act any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance. The expense of complying with the requirements of this Section 5(b) shall be borne (a) during the period of nine months after the date of this Agreement, by the Company, and (b) after the expiration of such nine-month period, by you, if you request copies of the Prospectus or of an amendment or amendments of or a supplement or supplements to the Prospectus.

                  (c) As soon as practicable but in no event later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement or statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (d) The Company will furnish to you copies of the Registration Statement (including all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available in such quantities as you request (and will make available to your counsel a manually executed copy of the Registration Statement and manually executed copies of all amendments thereto to the extent not previously furnished to such counsel, in each case with all exhibits).

                  (e) The Company will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

                  (f) During the period of two years hereafter, and if not publicly available through the Commission's website, the Company will furnish to you from time to time, such information concerning the Company as you may reasonably request.

                  (g) The Company will pay all expenses incident to the performance of its obligations under this Agreement, and will reimburse you for any expenses (including fees and disbursements of counsel) incurred by you in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as you designate and the printing of memoranda relating thereto and for any fees charged by investment rating agencies for the rating of the Securities.

                  (h) From the date of this Agreement through the close of business on the Closing Date, the Company will not, without your prior consent, offer or sell (other than upon exercise of warrants therefor), [(i) any of its unsubordinated debt securities having a maturity of seven years or more or (ii) any of its subordinated debt securities (regardless of maturity) other than the Securities.]

                  6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or you, shall be contemplated by the Commission.

                  (b) Since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the consolidated long-term debt of the Company and its subsidiaries (other than changes resulting from the accretion of premium or amortization of debt discount on long-term debt and changes resulting from the issuance of debt securities by the Company that have occurred, and have been disclosed by the Company to the Underwriters, prior to the date hereof), any change in the capital stock of the Company (except for increases in outstanding capital stock that are not material), or any change or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders, equity or results of operations of the Company and its subsidiaries, viewed as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case, is, in the judgment of a majority in interest of the Underwriters after discussion with the Company, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

                  (c) You shall have received an opinion of Simpson Thacher & Bartlett, counsel for the Company, dated the Closing Date, to the effect that:


                           (i) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Delaware, and The Chase Manhattan Bank has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of New York, in each case with full corporate power and authority to conduct its business as described in the Prospectus (including the documents incorporated therein by reference).

                           (ii) The Indenture has been duly authorized, executed
                  and delivered by the Company and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                           (iii) The Notes have been duly authorized, executed
                  and issued by the Company and, assuming due authentication by the Trustee or The Chase Manhattan Bank, as Authenticating Agent under the Indenture and on behalf of the Trustee, and upon payment and delivery in accordance with this Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                           (iv) This Agreement has been duly authorized,
                  executed and delivered by the Company.

                           (v) The execution, delivery and performance by the
                  Company of this Agreement, the issue and sale of Notes and the compliance by the Company with all of the provisions of the Notes will not result in any violation of the provisions of the Company's Certificate of Incorporation, as amended, or By-Laws or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions by the Company result in any violation of any Federal or New York statute or the Delaware General Corporation Law or any order, rule or regulation known to such counsel issued pursuant to any Federal or New York statute or the Delaware General Corporation Law by any court or governmental agency or body having jurisdiction over the Company or any of its properties.

                           (vi) No consent, approval, authorization, order,
                  registration or qualification of or with any New York State or Federal court or governmental agency or body or any Delaware court or governmental agency or body acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Notes, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters.

                           (vii) The statements made in the Prospectus under the
                  captions "_____________________________________" and
                  "_____________________________", insofar as they purport to constitute summaries of the Notes and the Indenture, constitute accurate summaries of the terms of the Notes and the Indenture in all material respects.

                           (viii) The Registration Statement has become
                  effective under the Act and the Prospectus was filed on ___________, _____ with the Commission pursuant to Rule 424(b)(2) under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

                           (ix) To the knowledge of such counsel, there are no
                  contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement or incorporated by reference therein which are not described and filed or incorporated by reference as required.

                           (x) Such counsel has no reason to believe that the
                  Registration Statement (or any post-effective amendment thereto), at the time of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (as amended or supplemented, if so amended or supplemented) includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date hereof or as of the Closing Date, and such counsel does not know of any contracts or other documents required to be summarized or disclosed or filed as exhibits to the Registration Statement or Prospectus that have not been so summarized, disclosed or filed.

                  (d) You shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus, and other related matters as you may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (e) You shall have received a certificate of the Chairman, the President, any Vice-Chairman, any Senior

         Executive Vice President, the Chief Financial Officer, any Executive Vice President, the Treasurer or any other Senior Vice President or Managing Director, dated the Closing Date, in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of his or her knowledge, are contemplated by the Commission, and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries except as set forth or contemplated in the Prospectus or as described in such certificate.

                  (f) You shall have received a letter of PricewaterhouseCoopers LLP, dated the Closing Date, confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations, and stating in effect that (i) in their opinion the financial statements and schedules examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations, (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company responsible for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that (A) the unaudited financial statements in the Prospectus, if any, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations, or are not stated on a basis substantially consistent with that of the audited financial statements included in the Prospectus, (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to such Closing Date, there was any change in the common stock, preferred stock or long-term debt of the Company and its consolidated subsidiaries or any decrease (other than as occasioned by the declaration of regular dividends) in consolidated stockholders' equity of the Company and its consolidated subsidiaries as compared with amounts shown on the latest audited balance sheet included in the Prospectus or (C) for the period from the closing date of the latest audited income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in the consolidated net interest income, in net interest income after provision for loan losses or in net income or net income per common share of the Company and its subsidiaries on a consolidated basis, except in all instances for changes or decreases set forth in such letter or which the Prospectus discloses have occurred or may occur, and (iii) they have compared certain agreed dollar amounts (or percentages derived from such dollar amounts) and other financial information (and ratios) included in the Prospectus (to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter, and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter. For purposes of this subsection, "Prospectus" shall mean the prospectus as amended and supplemented on the date of such letter. All financial statements included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

                  7. Indemnification. (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration

Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein; and provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) to the extent that any such loss, claim, damage or liability of such Underwriter or such controlling person results from the fact that a copy of the Prospectus was not sent or given to any person at or prior to the written confirmation of the sale of such securities to such person. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

                  (b) Each Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have. [The Company acknowledges that the statements set forth in the last paragraph of the cover page, the legend constituting the first paragraph of page S-2 and the third paragraph, eighth paragraph and the third sentence of the ninth paragraph under the heading "Underwriting" in the prospectus supplement forming a part of the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Prospectus, and you confirm that such statements are correct.]

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                  (d) If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Securities (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Underwriter or any person controlling such Underwriter shall be obligated to make contribution hereunder that in the aggregate exceeds the total public offering price of the Securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

                  8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder and the aggregate principal amount of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Securities, you may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Securities with respect to which such default or defaults occur is more than the above principal amount and arrangements satisfactory to you and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

                  9. Termination. This Agreement shall be subject to termination, by notice given to the Company prior to delivery of and payment for the Securities, if (a) prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited,
(ii) trading in the Common Stock of the Company on the New York Stock Exchange shall have been suspended, (iii) a general moratorium on commercial banking activities in New York, Delaware or Texas shall have been declared by Federal, New York or Texas authorities or (iv) there shall have occurred any outbreak of hostilities or escalation thereof or other calamity or crisis having an adverse effect on the financial markets of the United States and (b) the occurrence or consequences of any one or more of such events shall have, in the reasonable judgment of the Underwriters, made it impracticable to market the Securities on the terms and in the manner contemplated by the Prospectus.

                  10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties, and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If for any reason the purchase of the Securities by the several Underwriters is not consummated, the Company shall remain responsible for expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect.

                  11. Notices. All communications hereunder will be in writing, and, if sent to the Underwriters will be mailed, delivered or telegraphed and
confirmed to [   ], Attention: [   ], or, if sent to the Company, will be
mailed, delivered or telegraphed and confirmed to it at 270 Park Avenue, New York, N.Y. 10017, Attention: Office of the Secretary; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed to such Underwriter at its address furnished to the Company by such Underwriter.

                  12. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

                  13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                  14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and you in accordance with its terms.

                                                     J.P. MORGAN CHASE & CO.,

                                                     by
                                                        ------------------------
                                                        Name:
                                                        Title:



The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.





  by
    ---------------------------------
    Name:
    Title:

On behalf of each of the Underwriters